Exhibit 99.1

SinoCoking Issues Update on Syngas Production and the Company’s Contribution to a Greener China

PINGDINGSHAN, China – June 16, 2015 - SinoCoking Coal and Coke Chemical Industries, Inc. (NasdaqCM: SCOK), a vertically integrated producer of clean energy products located in Henan Province, today reported on the progress of the company’s syngas program and its contribution to China’s national initiative to use clean energy sources like syngas as an alternative to burning coal.

“Beginning last summer,” said Mr. Jianhua Lv, Chairman and CEO of SinoCoking, “the company initiated an ambitious project to become the largest producer of clean-burning syngas in Henan Province. Less than one year later, I am proud to report we have completed and commenced operations of two aboveground facilities and the initial testing of the first unit of one of China’s earliest underground coal gasification (UCG) facilities. Now that SinoCoking has successfully transitioned from a traditional coal and coking company into a profitable producer of clean energy, we look forward to rebuilding the company’s sales and earnings quarter-by-quarter and improving shareholder value.”

SinoCoking’s first aboveground syngas facility has been operating in the current quarter at or near production capacity of 25,000 cubic meters per hour (cm/h). The second aboveground facility has a current syngas production capacity of 6,000 cm/h and is expected to reach full production capacity of 25,000 cm/h by the end of this month, as projected. Together, with a combined output of 50,000 cm/h, these two facilities would rank among China’s largest syngas aboveground production sites.

Approximately 10,000 cubic meters of syngas are being produced per hour during the initial testing of the company’s first UCG unit, said Mr. Lv. This gas is being used to produce electricity to power SinoCoking’s internal needs, saving the company approximately USD $73,000 per month in energy costs at the current run rate. Commercial operations for the facility are expected to begin on schedule, with an output of 10,000 cubic meters of syngas per hour in July 2015 and scaling up to a production capacity of 30,000 cm/h by December 2015.

SinoCoking continues to service its three first syngas customers, and is currently in negotiations to add two additional customers. To date, syngas has maintained market price stability of USD $.10 - $.11 per cubic meter.

Mr. Lv noted that while total syngas production from all three facilities should reach 80,000 cm/h by year-end 2015, actual production output will depend on customer demand. “Obviously, we hope that the demand will be very strong and require that all three facilities operate at full capacity, but that objective could be tempered by a slowing of economic activity in Henan Province. Also, the current gas pipeline network extends only 10 kilometers from our facilities, so our customer base is limited to the area served by that network. The Provincial government is now planning new construction to improve gas delivery geographically, so connecting our pipe to that expanded gas pipe network – when implemented – would give SinoCoking the ability to deliver syngas on a much larger scale.

“In light of these factors, the one modification to our originally stated syngas program relates to the implementation of the second phase of SCOK’s UCG program at one of the company’s existing mines. When first announced in April, operations were expected to begin by the end of August 2015 and reach syngas production of 120,000 cm/h by year-end. However, we have decided to delay plans for starting up that facility by at least four months. It will be implemented when we are confident that demand is consistently strong to warrant the need for that much added capacity.”

In response to concerns that have been raised about carbon capture and storage, Dr. Wenjun Li, Director of UCG Experiment Center of the North China Institute of Science and Technology (NCIST), Doctor of the Institute of Process Engineering of the Chinese Academy of Science, and Technology Supervisor of UCG project of the Company said there are two ways to handle the CO2 gas generated during the UCG process. One is to reinject the collected CO2 back into underground cavities created from the burning of the coal; the other is to purify and convert CO2 into liquid nitrogen gas (LNG) or compressed natural gas (CNG).

“We are committed to implementing and executing on this second option of carbon conversion, and we are filing for patent protection in China on the processes developed jointly by NCIST, SinoCoking and the Institute of Process Engineering of the Chinese Academy of Sciences. We believe the success of our collective efforts will position SinoCoking as a leader in optimizing carbon capture and conversion during the UCG process, and at the same time reduce fears about longer-term environmental pollution associated with it today," said Mr. Lv.

Referring to the agreement signed in October 2014 to provide hydrogen to Shenma Industry Co Ltd., Mr. Lv said the project plan has satisfied the feasibility review stage and has been approved by the National Development and Reform Commission. Now in the preliminary design phase, SinoCoking expects to start producing hydrogen in April 2016.

SinoCoking “is not alone” in moving forward on China’s clean energy initiatives, concluded Mr. Lv. “I believe there may be opportunities to create joint ventures and marketing relationships with other green-oriented companies that can further optimize our technology and contribute added revenue and profit to SinoCoking’s financial results.

“I appreciate the continued support from our growing shareholder base, and I look forward to providing additional project updates as important changes occur.”

For additional information on SinoCoking, please go to http://www.scokchina.com or refer to the company’s periodic reports filed with the Securities and Exchange Commission (http://www.scokchina.com/sec-filings.html). Investors wishing to receive SinoCoking’s corporate communications as they become available may go to the company’s Investor Relations site (http://www.scokchina.com/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company’s operations and products at the company’s “Ask Management” blog (http://www.scokchina.com/ask-management.html).

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is an emerging producer of clean energy products located in Pingdingshan, Henan Province, China. The company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

SinoCoking

Song Lv, Chief Financial Officer

+ 86-375-2882-999

lvsong@sinocoking.net

http://www.scokchina.com/

Investor Relations Counsel:

Jimmy Caplan, Asia IR-PR

+1-512-329-9505

jimmy@asia-irpr.com

http://asia-irpr.com/